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                                                                     EXHIBIT 21


                 SUBSIDIARIES OF CB RICHARD ELLIS SERVICES, INC.

                           AT DECEMBER 31, 2000


NAME                                       STATE (OR COUNTRY) OF INCORPORATION
----                                       -----------------------------------
CB Commercial Ltd.                         United Kingdom
CB Richard Ellis Investors KK              Japan
CB Richard Ellis, Inc.                     Delaware
CBRE Stewardship                           United Kingdom